Exhibit 10.19

Strategic Cooperation Joint Venture Agreement

This Joint Venture Agreement («Agreement»), made on May , 2011 by and between Shandong RealForce Enterprises Co, Ltd («Party A»), Industrial Parke, Weishan, Shandong Province Economic Developmenr Zone, Jining City, Shandong Province, and Powin Corporation(«Party B») 6975 Sandberg Road, Tigard, Oregon 97223. The parties are hereinafter sometimes referred to together as the «Joint Venturers» and individually as a «Joint Venturer.»

It is therefore agreed between the Joint Venturers, the terms specified below:

Name. The parties hereto hereby form and establish a joint venture to be conducted under the name of RealForce-Powin, Joint Venture, («Party C», hereinafter referred to as the «Joint Venture» or «Party C»). The Joint Venturers agree that the legal title to the Joint Venture property and assets, including the Project itself, shall remain in the name of the Joint Venture.

Place of Business & Term. The principal place of business of the Joint Venture shall be located at 6975 Sandberg Road, Tigard, Oregon, Oregon, 97223. The term of the Joint Venture shall commence on the execution date hereof and shall continue until May 01, 2021 provided, however, that the Joint Venture shall be dissolved prior to such date upon the sale or disposal of the Project and the payment or satisfaction of all debts of the Joint Venture.

Purpose. The Joint Venturers form this joint venture to: To establish a strategic cooperation joint venture and to form and operate as an Oregon Limited Liability company to be called RealForce-Powin, LLC that will be jointly formed with the essential terms as set forth on the attached Exhibit «1» bullet points incorporated herein and a made a part hereof. The bullet points are a summary of key points from the Strategic Cooperation Agreement between the parties, a copy of which is attached hereto as Exhibit «2» and incorporated herein and made a part hereof. The form of limited liability company operating agreement is attached hereto as Exhibit «3» and is incorporated as by reference and made a part hereof To the extent set forth in this Agreement, each of the Joint Venturers shall own an undivided fractional part in the business as set forth in Exhibit «1». The Joint Venture shall not engage in any other business or activity without the written consent of the Joint Venturers.

Capital. Separate capital accounts shall be maintained for each Joint Venturer and shall consist of the sum of its contributions to the capital of the Joint Venture plus its share of the profits of the Joint Venture, less its share of any losses of the Joint Venture, and less any distributions to or withdrawals made by or attributed to it from the Joint Venture.

The contributions from each of the Joint Venturers, for the purpose of this joint venture, is the sum set after the name of each Joint Venturer as follows:

Shandong RealForce Enterprises Co. Ltd   $25,500.00

Powin Corporation                  $24,500.00

The Joint Venturers shall make such other capital contributions required to enable the Joint Venture to carry out its purposes as set forth herein as the Joint Venturers may mutually agree upon. The joint venturers shall arrange for or provide any financing as may be required by the Joint Venture for carrying out the purposes of the Joint Venture. The terms and conditions of all such loans shall be subject to prior approval of the Joint Venturers. The Joint Venturers shall endorse, assume, or guarantee such obligations of the Joint Venture as the Joint Venturers may mutually agree upon.

Percentage Interest In The Joint Venture. The respective percentage interest in the Joint Venture owned by each Joint Venturer, respectively, is as follows:

Shandong RealForce Enterprises Co, Ltd  51%

Powin Corporation                  49%

Profits. The net profits as they accrue for the term of this Agreement or so long as the Joint Venturers are the owners in common of the business interest. shall be distributed between the Joint Venturers, based on the respective percentage interest in the Joint Venture owned by each Joint Venturer as follows:

Shandong RealForce Enterprises Co. Ltd  51%

Powin in Corporation              49%

Expenses of Venture. All losses and disbursements in acquiring, holding and protecting the business interest and the net profits shall, during the period of the venture, be paid by the Joint Venturers. in the ratio which the contribution of each Joint Venturer bears to the total contributions.

Duties of Joint Venturers.
The duties of Shandong RealForce Enterprises Co. Ltd are: Party A is responsible For product development and production.
The duties of Powin Corporation are: Party B is reponsible for product marketing, product sales and services.

Powers of Joint Venturers. The following powers may be exercised only upon the consent of the Joint Venturers:

(a) The power to borrow money on the general credit of the Joint Venture in any amount, or to create, assume, or incur any indebtedness to any person or entity:
(b) The potiver to make loans in any amount, to guarantee obligations of any person or entity, or to make any other pledge or extension of credit:
(c) The power to purchase or otherwise acquire any other property except in the ordinary course of business of the Joint Venture:
(d) The power to sell, encumber, mortgage or refinance any loan or mortgage on any of the Joint Venture property.
(e) The power to confess any judgment against the Joint Venture, or to create. assume, incur or consent to any charge (including any deed of trust. pledge, encumbrance or security interest of any kind) upon any property or assets of the Joint Venture:
(f) The power to spend an  renovation or remodeling funds or to make an% other expenditures except for routine day-to-day maintenance and operation of the Joint Venture.

Management By Board of Directors.

The management of the Joint Venture and RealForce-Powin Corporation, LLC shall he by a Board of Directors composed of three members, with the Chairman from Party A; General Manager and Accountant appointed by Party B. and the financial supervision of the Joint Venture and the RealForce-Powin Corporation, LLC by both parties.

Legal Title to the Project. The Joint Venturers agree that the legal title to the .Joint Venture property and assets, including the Project itself, shall remain in the name of the ,Joint Venture.

Transfers Of Joint Venturers’ Interests. Except as otherwise expressly permitted herein. no Joint Venturer may sell, transfer, assign or encumber its interest in the Joint Venture. or admit additional Joint Venturers. without the prior written consent of the other Joint Venturer. Any attempt to transfer or encumber any interest in the Joint Venture in violation of this Section shall be null and void.

The obligations and Rights of Transferees are as follows:
(a) Any person who acquires in any manner whatsoever any interest in the Joint Venture. irrespective of whether such person has accepted and adopted in writing the terms and provisions of this Agreement. shall he deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to and bound by all the obligations of this Agreement that any predecessor in interest of such a person was subject to or bound by,
(b) The person acquiring an interest in the Joint Venture shall have only such rights. and shall be subject to all of the obligations, as are set forth in this Agreement: and, without limiting the generality of the foregoing, such a person shall not have any right to have the value of its interest ascertained or receive the value of such interest or, in lieu thereof. profits attributable to any right in the Joint Venture, except as herein set forth.

Termination. Upon termination or dissolution of the Joint Venture, the Joint Venturers shall proceed to liquidate the Joint Venture, and all proceeds of such liquidation shall be applied and distributed in the manner set above according to the interests held by each party in the joint venture. A reasonable time shall be allowed for the orderly liquidation of the Joint Venture’s assets in order to minimize losses normally attendant upon such liquidation.

Notice. Any notices to he given under this Agreement by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified. postage prepaid with return receipt requested. Mailed notices must be addressed to the addresses of the parties as they appear in the introductory paragraph of this Agreement. Leach party may change its address by written notice in accordance with this paragraph. Notices delivered personally ,\111 he deemed communicated as of actual receipt-, mailed notices will he deemed communicated as of 20 calendar days alter mailing.

Arbitration and Attorneys Fees. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then current Commercial Arbitration Rules of the China Trade Promotion Association. I-he Joint Venturers shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the Joint Venturers are unable to agree to such a selection, each party will select an arbitrator and the two arbitrators in turn shall select a third arbitrator, all three of whom shall preside jointly over the matter. The arbitration shall take place at a location that is reasonably centrally located between the Joint Venturers, or otherwise mutually agreed upon by the Joint Venturers. All documents. materials, and information in the possession of each party that are in any way relevant to the dispute shall be made available to the other joint Venturer for review and copying no later than 30 days after the notice of arbitration is served. The arbitrator(s) shall not have the authority to modify any provision of this Agreement or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator(s) shall he final and binding on the Joint Venturers, and judgment may he entered in conformity with the decision in any court haying jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance ofany arbitration proceeding. the parties shall continue to perform their respective obligations under this Agreement.

Miscellaneous Partition. The Joint Venturers hereby mutually waive any right of partition which they may have with respect to the Project and any noncash assets of the Joint Venture.

Fees and Commissions. Each Joint Venturer hereby represents and warrants to the other that it has not incurred or obligated the Joint Venture for any brokerage, finder’s or other similar fees or commissions in connection with the transactions covered by this Agreement or in connection with acquiring the Project or forming this Joint Venture. Each Joint Venturer hereby agrees to indemnify and hold harmless the other from and against all liabilities, costs. damages and expenses Irom any breach or allcoed breach 01 the foregoing representation.

Waiver. Failure on the part of either Joint Venturer to complain of any act of the other ,Joint Venturer or to declare the other Joint Venturer in default, irrespective o1’ how long such failure continues, shall not constitute a waiver by, such Joint Venturer of its rights hereunder. No waiver of. or consent to, any breach or default shall be deemed or construed to be a waiver o1-, or consent to, any future breach or default.

Severability. If any provision of this Agreement or the application thereof shall be determined by a court of competent jurisdiction to be invalid and unenforceable. the remainder of this Agreement and the application of the other provisions herein contained shall not be affected thereby, and all such other provisions shall remain effective and in force and shall be enforced to the fullest extent permitted by law.

Binding Effect. This Agreement shall inure to the benefit of and be binding upon the .Joint Venturers. and their heirs. successors and assigns.

Duplicate Originals. This Agreement may be executed in duplicate, with each such duplicate to he considered an original for all purposes.

Construction of Agreement. (a) The captions contained in this Agreement arc inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of, this Agreement or the intent of any provision thereof. (b) As used herein, the word "person" shall include the individuals. corporations. partnerships and other entities of-any type. In this Agreement. the use of any gender shall be applicable to all genders. and the singular shall include the plural. and the plural shall include the singular.

Other Activities of Joint Venturers. Any Joint Venturer may engage in other business ventures of every nature and neither the Joint Venture nor the other Joint Venturer shal I hays any right in such independent ventures or the income and profits derived therefrom.

Entire Agreement. This Agreement is intended by the Joint Venturers to he the final expression of their agreement and the complete and exclusive statement of the terms thereof notwithstanding any representations or statements to the contrary heretofore made.

Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Oregon, USA without regard for conflicts of lays principles. Each Joint Venturer hereby expressly consents to the personal jurisdiction of the state and federal courts located in the state of’Oregon for any lawsuit filed there against any party to this Agreement by any other party to this Agreement concerning the joint venture or any matter arising from or relating to this Agreement.

In witness whereof. the Joint Venturers have signed and sealed this Agreement.
Executed by the Joint Venturers name above with the intent of being legally hound.

/s/ Li Qinghai

Mr. Li. Qinghai,	Date: May , 2011
Shandong Real Force Enterprises Co, Ltd

/s/ Joseph Lu

Mr. Joseph Lu,	Date: May , 2011
Powin Corporation

Strategic Cooperation Joint Venture Agreement
between
Shandong RealForce Enterprises Co, Ltd and Powin Corporation

Addendum 1

This Addendum to the Joint Venture Agreement made and signed on May 6, 2011 and as Restated and Amended on January  , 2012 by and between Shandong RealForce Enterprises Co, Ltd (Party A) and Powin Corporation (Party B) is made to correct and amend that original Exhibit 2 attached to the original joint Venture Agreement signed by the parties. The amended Exhibit 2 is attached hereto as "Exhibit 2 as amended".
In witness thereof, the Joint Venturers have signed this Addendum 1.

Mr. Li QinghaI
Shandong RealForce Enterprises Co, Ltd

Mr. Joseph Lu Powin Corporation	,January ,2012

Strategic Cooperation Joint Venture Agreement

Exhibit 2 as amended

Party A: Shandong RealForce Enterprises Co, Ltd
Party B: Powin Corporation
Party C: RealForce - Powin Corporation

Party B will sell party A's products in US, Canada, Mexico and the Republic of South Africa and agree to establish RealForce-Powin joint venture (herein after referred to as Party C)

1.	Products such as: lithium-ion batteries, storage batteries, energy storage power plants, solar cells and related energy products.
2.	Exclusive for both parties.
3.
Minimum sales in 2011 for Party B is $700,000 which includes Party A's existing account of no less $2 million, sales amount calculated in accordance with Party A's FOR China price and, from the beginning of 20 12 the targeted annul sales growth rate for the next five years shall be 20% per year. If Party B does not complete the minimum sales, Party B agrees to pay to Party A 5% of the difference.

4.	Party A agrees to provide the initial products to Party B to sell, of a maximum $1 million value with ownership transferring prior to payment to Party A.
5.	Party A is responsible for product development and production, Party B is responsible for product marketing, product sales and service, with each bearing their own associated cost.
6.
Trademark - both parties agreed to sell the system in the United States, the overall product with Powin trademarks, trademarks of RFE main internal fittings, should the parties trademarks conf1ict, Party B views prevail.

7.
Party C registered capital in US dollars of $50,000, with 51 % being Party A and Party B being 49%. Board of Directors shall be composed of three members, Chairman from Party A, General Manager and Accountant appointed by Party B, the financial supervision shall be by both Parties.

8.
Profits/Losses: Party A agrees to discount product 1 % from the FOB China price in support of Party C's operational costs and net profits or losses of Party C to be shared by Party A and Party B per investment percentage defined in 7 above.

9.	Party C may lease space from Party B for storage, office, maintenance and development for future growth.
10.	Copies made of this agreement shall have the same legal effect as original.
11.	Signing of this agreement shall be at 20550 SW 115th Avenue, Tualatin, Oregon 97062.
12.
Party A and Party B agree to be friendly and work together on any differences or dispute in the spirit of mutual cooperation; however, should any differences or dispute not be resolved either Party may apply for arbitration to the China Trade Promotion Association to select a mutually acceptable arbitrator, arbitration shall take place in a location reasonably and centrally located between the parties.

13.	This agreement shall be valid for 10 years from the date of signing this agreement with six-month notice to renew by either Party, to renew for an additional 5 years.
14.	Any matter, which is not covered by this agreement, may be added by mutual consent of the Parties, put in writing, which will carry the same legal effects as this Agreement.
15.	Any matter, which is not covered by this agreement, may be added by mutual consent of the Parties, put in writing, which will carry the same legal effects as this Agreement.

Restated Joint Venture Agreement

This Restated Joint Venture Agreement ("Agreement"), made on January , 2012 by and between Shadong RealForce EnterpriseCo, Ltd _________________, Weishan, Shandong Province Economic Developmenr Zone, Jining City, Yun-Feng Industrial park, _________________ _________________ and Powin Corporation 20550 SW 115th Avenue, Tualatin, Oregon 97062. The parties are hereinafter sometimes referred to together as the "Joint Venturers" and individually as a "Joint Venturer."

It is therefore agreed between the Joint Venturers, the terms specified below:

Name. The parties hereto entered into a Joint venture Agreement on May 6th, 2011 and now hereby desire to amend and restate said May 6, 2011 Joint Venture Agreement in its entirety and replace it with this Restated Joint Venture Agreement to be conducted under the name of RealForce-Powin, Joint Venture, (hereinafter referred to as the "Joint Venture"). The Joint Venturers agree that the legal title to the Joint Venture property and assets, including the Project itself, shall remain in the name of the Joint Venture.

Place of Business & Term. The principal place of business of the Joint Venture shall be located at 20550 SW 115th Avenue, Tualatin, Oregon, 97062. The term of the Joint Venture shall commence on the execution date hereof and shall continue until May 01, 2021 provided, however, that the Joint Venture shall be dissolved prior to such date upon the sale or disposal of the Project and the payment or satisfaction of all debts of the Joint Venture.

Purpose. The Joint Venturers form this joint venture to: To establish a strategic cooperation joint venture. To the extent set forth in this Agreement, each of the Joint Venturers shall own an undivided fractional part in the business. The Joint Venture shall not engage in any other business or activity without the written consent of the Joint Venturers.

Capital. Separate capital accounts shall be maintained for each Joint Venturer and shall consist of the sum of its contributions to the capital of the Joint Venture plus its share of the profits of the Joint Venture, less its share of any losses of the Joint Venture, and less any distributions to or withdrawals made by or attributed to it from the Joint Venture.

The contributions from each of the Joint Venturers, for the purpose of this joint venture, is the sum set after the name of each Joint Venturer as follows:

Shadong RealForce EnterpriseCo, Ltd		$0.00

Powin Corporation	$0.00

The Joint Venturers shall make such other capital contributions required to enable the Joint Venture to carry out its purposes as set forth herein as the Joint Venturers may mutually agree upon. The joint venturers shall arrange for or provide any financing as may be required by the Joint Venture for carrying out the purposes of the Joint Venture. The terms and conditions of all such loans shall be subject to prior approval of the Joint Venturers. The Joint Venturers shall endorse, assume, or guarantee such obligations of the Joint Venture as the Joint Venturers may mutually agree upon.

Percentage Interest In The Joint Venture. The respective percentage interest in the Joint Venture owned by each Joint Venturer, respectively, is as follows:

Shadong RealForce EnterpriseCo, Ltd		49%

Powin Corporation	51%

Profits. The net profits as they accrue for the term of this Agreement or so long as the Joint Venturers are the owners in common of the business interest, shall be distributed between the Joint Venturers, based on the respective percentage interest in the Joint Venture owned by each Joint Venturer as follows:

Shadong RealForce EnterpriseCo, Ltd		49%

Powin Corporation	51%

Expenses of Venture. All losses and disbursements in acquiring, holding and protecting the business interest and the net profits shall, during the period of the venture, be paid by the Joint Venturers, in the ratio which the contribution of each Joint Venturer bears to the total contributions.

Duties of Joint Venturers.
The duties of Shadong RealForce EnterpriseCo, Ltd are: Party A is responsible for product development and production.
The duties of Powin Corporation are: Party B is reponsible for product marketing, product sales and services

Powers of Joint Venturers. The following powers may be exercised only upon the consent of the of the Joint Venturers:

(a) The power to borrow money on the general credit of the Joint Venture in any amount, or to create, assume, or incur any indebtedness to any person or entity;
(b) The power to make loans in any amount, to guarantee obligations of any person or entity, or to make any other pledge or extension of credit;
(c) The power to purchase or otherwise acquire any other property except in the ordinary course of business of the Joint Venture;

(d) The power to sell, encumber, mortgage or refinance any loan or mortgage on any of the Joint Venture property;
(e) The power to confess any judgment against the Joint Venture, or to create, assume, incur or consent to any charge (including any deed of trust, pledge, encumbrance or security interest of any kind) upon any property or assets of the Joint Venture;
(f) The power to spend any renovation or remodeling funds or to make any other expenditures except for routine day-to-day maintenance and operation of the Joint Venture.

Deadlock. In the event the Joint Venturers are divided on a material issue and cannot agree on the conduct of the business and affairs of the Joint Venture, then a deadlock between the Joint Venturers shall be deemed to have occurred. Upon the occurrence of a deadlock, one Joint Venturer (hereinafter referred to as the "Offeror") may elect to purchase the Joint Venture interest of the other Joint Venturer (hereinafter referred to as the "Offeree") at a price calculated as the Offeree's percentage interest in a total purchase price for all of the assets of the Joint Venture. The Offeror shall notify the Offeree in writing of the offer to purchase, stating the total purchase price for all of the assets of the Joint Venture, and the price offered for the Offeree's Joint Venture interest expressed as the Offeree's percentage interest in the Joint Venture assets multiplied by the total purchase price for all of the assets of the Joint Venture. The Offeree shall have the right to buy the interest of the Offeror at the designated price and terms, or to sell the Offeree's interest to the Offeror at the designated price and terms, whichever the Offeree may elect. The offer, when made by the Offeror, is irrevocable for thirty (30) days. The Offeree shall have ten (10) days from the receipt of such offer to make its election, that is, either to buy such interest of the Offeror or to sell its own interest, which shall be made in writing executed by the Offeree and stating the nature of the election. A Joint Venturer which is obligated to purchase the interest of another Joint Venturer pursuant to the provisions hereof shall have twenty (20) days from the date of receipt of the written election from such other Joint Venturer to pay the designated price and satisfy the terms of such purchase. Should the Joint Venturer who has received an offer to sell or buy fail to make the election required herein in a timely fashion, then such non-responding party shall be deemed to have elected and agreed to sell or buy, as the case may be, according to the terms of the offer.

Legal Title to the Project. The Joint Venturers agree that the legal title to the Joint Venture property and assets, including the Project itself, shall remain in the name of the Joint Venture.

Transfers Of Joint Venturers' Interests. Except as otherwise expressly permitted herein, no Joint Venturer may sell, transfer, assign or encumber its interest in the Joint Venture, or admit additional Joint Venturers, without the prior written consent of the other Joint Venturer. Any attempt to transfer or encumber any interest in the Joint Venture in violation of this Section shall be null and void.

The obligations and Rights of Transferees are as follows:

(a) Any person who acquires in any manner whatsoever any interest in the Joint Venture, irrespective of whether such person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to and bound by all the obligations of this Agreement that any predecessor in interest of such a person was subject to or bound by;
(b) The person acquiring an interest in the Joint Venture shall have only such rights, and shall be subject to all of the obligations, as are set forth in this Agreement; and, without limiting the generality of the foregoing, such a person shall not have any right to have the value of its interest ascertained or receive the value of such interest or, in lieu thereof, profits attributable to any right in the Joint Venture, except as herein set forth.

Termination. Upon the termination or dissolution of the Joint Venture, the Joint Venturers shall proceed to liquidate the Joint Venture, and all proceeds of such liquidation shall be applied and distributed in the manner set above according to the interests held by each party in the joint venture. A reasonable time shall be allowed for the orderly liquidation of the Joint Venture's assets in order to minimize losses normally attendant upon such liquidation.

Notice. Any notices to be given under this Agreement by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices must be addressed to the addresses of the parties as they appear in the introductory paragraph of this Agreement. Each party may change its address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of 20 calendar days after mailing.

Arbitration and Attorneys Fees. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The Joint Venturers shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the Joint Venturers are unable to agree to such a selection, each party will select an arbitrator and the two arbitrators in turn shall select a third arbitrator, all three of whom shall preside jointly over the matter. The arbitration shall take place at a location that is reasonably centrally located between the Joint Venturers, or otherwise mutually agreed upon by the Joint Venturers. All documents, materials, and information in the possession of each party that are in any way relevant to the dispute shall be made available to the other Joint Venturer for review and copying no later than 30 days after the notice of arbitration is served. The arbitrator(s) shall not have the authority to modify any provision of this Agreement or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator(s) shall be final and binding on the Joint Venturers, and judgment may be entered in conformity with the decision in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement.

Miscellaneous Partition. The Joint Venturers hereby mutually waive any right of partition which they may have with respect to the Project and any noncash assets of the Joint Venture.

Fees and Commissions. Each Joint Venturer hereby represents and warrants to the other that it has not incurred or obligated the Joint Venture for any brokerage, finder's or other similar fees or commissions in connection with the transactions covered by this Agreement or in connection with acquiring the Project or forming this Joint Venture. Each Joint Venturer hereby agrees to indemnify and hold harmless the other from and against all liabilities, costs, damages and expenses from any breach or alleged breach of the foregoing representation.

Waiver. Failure on the part of either Joint Venturer to complain of any act of the other Joint Venturer or to declare the other Joint Venturer in default, irrespective of how long such failure continues, shall not constitute a waiver by such Joint Venturer of its rights hereunder. No waiver of, or consent to, any breach or default shall be deemed or construed to be a waiver of, or consent to, any future breach or default.

Severability. If any provision of this Agreement or the application thereof shall be determined by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Agreement and the application of the other provisions herein contained shall not be affected thereby, and all such other provisions shall remain effective and in force and shall be enforced to the fullest extent permitted by law.

Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Joint Venturers, and their heirs, successors and assigns.

Duplicate Originals. This Agreement may be executed in duplicate, with each such duplicate to be considered an original for all purposes.

Construction of Agreement. (a) The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision thereof. (b) As used herein, the word "person" shall include the individuals, corporations, partnerships and other entities of any type. In this Agreement, the use of any gender shall be applicable to all genders, and the singular shall include the plural, and the plural shall include the singular.

Other Activities of Joint Venturers. Any Joint Venturer may engage in other business ventures of every nature and neither the Joint Venture nor the other Joint Venturer shall have any right in such independent ventures or the income and profits derived therefrom.

Entire Agreement. This Agreement is intended by the Joint Venturers to be the final expression of their agreement and the complete and exclusive statement of the terms thereof, notwithstanding any representations or statements to the contrary heretofore made.

Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Oregon without regard for conflicts of laws principles. Each Joint Venturer hereby expressly consents to the personal jurisdiction of the state and federal courts located in the state of Oregon, County of Multnomah for any lawsuit filed there against any party to this Agreement by any other party to this Agreement concerning the joint venture or any matter arising from or relating to this Agreement.

In witness whereof, the Joint Venturers have signed and sealed this Agreement.
Executed by the Joint Venturers name above with the intent of being legally bound.

Shadong RealForce EnterpriseCo, Ltd	Date

Powin Corporation	Date